EXHIBIT 10.10

                                    AMENDMENT

                                       TO

                  OMNICOM GROUP PROFIT-SHARING RETIREMENT PLAN

      WHEREAS, The OMNICOM GROUP PROFIT-SHARING RETIREMENT PLAN (the "Plan" herein) became effective as of January 1, 1988; and

      WHEREAS, Article 2, Section 2.1 (f) of the Plan identifies Omnicom Group Inc. as the "Company" for purposes of Article 14 of the Plan; and

      WHEREAS, Article 14, Section 14.1 states, in part:

      "The Company shall have the right to amend this Plan in any and all respects at any time . . ."

and Article 14, Section 14.2 of the Plan states, in part:

      "Any such amendment shall be by resolution of the Board of Directors of the Company . . ."; and

      WHEREAS, The Board of Directors of the Company has taken steps to amend the Plan in the manner and to the extent hereinafter set forth.

      NOW, THEREFORE, effective as of July 1, 1993, the Plan is amended as follows:

      First. Article 13, Section 13.5 is amended by deleting the last sentence thereof and substituting the following:

      "Each Participant having any portion of his or her account held in Fund IV as of the date fixed of record for any vote of shareholders, shall have the right to direct the Trustee as to the manner in which shares of the common stock of the Company allocated to his account as of such record date are to be voted on each matter brought before an annual or special shareholders' meeting. Before each such meeting, the Trustee shall furnish to each Participant a copy of the proxy solicitation material, together with a form requesting direction on how such shares of the common stock of the Company allocated to such Participant's account shall be voted on each such matter. Upon timely receipt of such direction, the Trustee shall on each such matter vote as directed the number of shares of the common stock of the Company allocated to such Participant's account, and the Trustee shall have no discretion in such matter. The directions received by the Trustee from the Participant shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of the Company. A Trustee shall vote shares for which it has not received direction and any unallocated shares of the common stock of the Company held in Fund IV in the same proportion as directed shares are voted, and shall have no discretion in such matter."

      IN WITNESS WHEREOF, OMNICOM GROUP INC. has caused this Amendment to be executed and its corporate seal to be hereunto affixed and attested to by its officers thereunto duly authorized this 14th day of October, 1993.

                                       OMNICOM GROUP INC.

                                                      Bruce Crawford
                                       By......................................

Attest:

                  Raymond E. McGovern
....................................................
                       Secretary